CHASE BANK, TRUSTEE                           DETERMINATION DATE:    02-OCT-02
MANUFACTURED  HOUSING CONTRACTS               REMITTANCE DATE:       07-OCT-02
SENIOR/SUBORDINATED PASS-THROUGH
CERTIFICATES SERIES 2002B                     FOR THE PERIOD ENDED:  25-SEPT-02
                                              LOCK-OUT DATE:         AUG-07

INFORMATION FOR CLAUSES (A) THROUGH (S), SECTION 7.01 -
                                                                CLASS I A-1F      CLASS I A-1V       CLASS I A-2     CLASS 1 A-3
(A) CLASS I A AND CLASS I B DISTRIBUTION AMOUNTS                   626,997.16      2,075,511.36        389,176.93      251,841.67

(B) FORMULA PRINCIPAL DISTRIBUTION AMOUNT
    (A) SCHEDULED PRINCIPAL DUE                                    168,481.28        571,297.56
    (B) PARTIAL PREPAYMENTS RECEIVED                                63,056.72        213,816.93
    (C) PRINCIPAL PAYMENTS IN FULL (SCHEDULED BALANCE)             333,354.46      1,130,360.52
    (D) LIQUIDATED CONTRACT SCHEDULED BALANCE                            0.00
    (E) SECTION 3.05 PURCHASE SCHEDULED BALANCE                          0.00
    (F) PREVIOUSLY UNDISTRIBUTED SHORTFALLS IN (A) THROUGH (E)           0.00
                                                                 ------------      ------------      ------------    ------------
 TOTAL PRINCIPAL DISTRIBUTION                                      564,892.46      1,915,475.01              0.00           0.00

(C) INTEREST DISTRIBUTION                                           62,104.70        160,036.35        389,176.93      251,841.67
    UNPAID INTEREST SHORTFALL                                            0.00              0.00              0.00            0.00
                                                                 ------------      ------------      ------------      ------------
TOTAL INTEREST DISTRIBUTION                                         62,104.70        160,036.35        389,176.93      251,841.67

(D) BEGINNING CLASS I A AND CLASS I B PRINCIPAL BALANCE         29,456,773.23     99,883,990.46    120,364,000.00   64,300,000.00
    LESS: PRINCIPAL DISTRIBUTION                                   564,892.46      1,915,475.01              0.00            0.00
                                                                -------------     -------------     -------------   -------------
    REMAINING CLASS A AND CLASS B PRINCIPAL BALANCE             28,891,880.77     97,968,515.45    120,364,000.00   64,300,000.00

(E) FEES DUE SERVICER
    MONTHLY SERVICING FEE                                          388,140.38     (H)                   Pool Factor
    SECTION 8.06 REIMBURSEMENT AMOUNT                                    0.00     CLASS I A-1F          0.96306269
    SECTION 6.02 REIMBURSEMENT AMOUNT                                9,979.17     CLASS I A-1V          0.96306269
    REIMBURSEABLE FEES                                                   0.00     CLASS I A-2           1.00000000
                                                                  ------------    CLASS I A-3           1.00000000
 TOTAL FEES DUE SERVICER                                           398,119.55     CLASS I A-4           1.00000000
                                                                                  CLASS I A-5           1.00000000
                                                                                  CLASS I M-1           1.00000000
                                                                                  CLASS I B-1           1.00000000
                                                                                  CLASS I B-2           1.00000000

INFORMATION FOR CLAUSES (A) THROUGH (S), SECTION 7.01 -
                                                                  CLASS I A-4       CLASS I A-5     CLASS 1 M-1      CLASS 1 B-1
(A) CLASS I A AND CLASS I B DISTRIBUTION AMOUNTS                   467,735.33        118,875.00      106,833.33         91,406.25

(B) FORMULA PRINCIPAL DISTRIBUTION AMOUNT
    (A) SCHEDULED PRINCIPAL DUE
    (B) PARTIAL PREPAYMENTS RECEIVED
    (C) PRINCIPAL PAYMENTS IN FULL (SCHEDULED BALANCE)
    (D) LIQUIDATED CONTRACT SCHEDULED BALANCE
    (E) SECTION 3.05 PURCHASE SCHEDULED BALANCE
    (F)  PREVIOUSLY UNDISTRIBUTED SHORTFALLS IN (A) THROUGH (E)
                                                                 ------------      ------------      ------------    ------------
 TOTAL PRINCIPAL DISTRIBUTION                                            0.00              0.00              0.00            0.00

(C) INTEREST DISTRIBUTION                                          467,735.33        118,875.00        106,833.33       91,406.25
    UNPAID INTEREST SHORTFALL                                            0.00              0.00              0.00            0.00
                                                                 ------------      ------------      ------------    ------------
TOTAL INTEREST DISTRIBUTION                                        467,735.33        118,875.00        106,833.33       91,406.25

(D) BEGINNING CLASS I A AND CLASS I B PRINCIPAL BALANCE         96,110,000.00     22,500,000.00     20,000,000.00   18,750,000.00
    LESS: PRINCIPAL DISTRIBUTION                                         0.00              0.00              0.00            0.00
                                                                -------------     -------------     -------------    ------------
    REMAINING CLASS A AND CLASS B PRINCIPAL BALANCE             96,110,000.00     22,500,000.00     20,000,000.00   18,750,000.00

(E) FEES DUE SERVICER
    MONTHLY SERVICING FEE                                       Original Balance           Rate
    SECTION 8.06 REIMBURSEMENT AMOUNT                            30,000,000.00           2.5300%        1.8100%   Libor
    SECTION 6.02 REIMBURSEMENT AMOUNT                           101,726,000.00           2.0600%          0.25%   Spread
    REIMBURSEABLE FEES                                          120,364,000.00           3.8800%
                                                                 64,300,000.00           4.7000%
 TOTAL FEES DUE SERVICER                                         96,110,000.00           5.8400%
                                                                 22,500,000.00           6.3400%
                                                                 20,000,000.00           6.4100%
                                                                 18,750,000.00           5.8500%
                                                                 26,250,000.00           7.8400%

INFORMATION FOR CLAUSES (A) THROUGH (S), SECTION 7.01 -
                                                                  CLASS I B-2
(A) CLASS I A AND CLASS I B DISTRIBUTION AMOUNTS                   171,500.00

(B) FORMULA PRINCIPAL DISTRIBUTION AMOUNT
    (A) SCHEDULED PRINCIPAL DUE
    (B) PARTIAL PREPAYMENTS RECEIVED
    (C) PRINCIPAL PAYMENTS IN FULL (SCHEDULED BALANCE)
    (D) LIQUIDATED CONTRACT SCHEDULED BALANCE
    (E) SECTION 3.05 PURCHASE SCHEDULED BALANCE
    (F)  PREVIOUSLY UNDISTRIBUTED SHORTFALLS IN (A) THROUGH (E)
                                                                 ------------
 TOTAL PRINCIPAL DISTRIBUTION                                            0.00

(C) INTEREST DISTRIBUTION                                          171,500.00
    UNPAID INTEREST SHORTFALL                                            0.00
                                                                 ------------
TOTAL INTEREST DISTRIBUTION                                        171,500.00

(D) BEGINNING CLASS I A AND CLASS I B PRINCIPAL BALANCE         26,250,000.00
    LESS: PRINCIPAL DISTRIBUTION                                         0.00
                                                                -------------
    REMAINING CLASS A AND CLASS B PRINCIPAL BALANCE             26,250,000.00

(E) FEES DUE SERVICER
    MONTHLY SERVICING FEE
    SECTION 8.06 REIMBURSEMENT AMOUNT
    SECTION 6.02 REIMBURSEMENT AMOUNT
    REIMBURSEABLE FEES

 TOTAL FEES DUE SERVICER




CHASE BANK, TRUSTEE                           DETERMINATION DATE:    02-OCT-02
MANUFACTURED  HOUSING CONTRACTS               REMITTANCE DATE:       07-OCT-02
SENIOR/SUBORDINATED PASS-THROUGH
CERTIFICATES SERIES 2002B                     FOR THE PERIOD ENDED:  25-SEPT-02



                                                    NO. OF    UNPAID PRINCIPAL   DELINQUENCY AS OF        NO. OF   UNPAID PRINCIPAL
(F) DELINQUENCY AS OF THE DUE PERIOD              CONTRACTS       BALANCE        CALENDAR MONTH END     CONTRACTS       BALANCE
    31-59 Days Delinquent                               240      8,679,266       31-59 Days Delinquent       80        2,780,286
    60-89 Days Delinquent                                68      2,448,704       60-89 Days Delinquent       25          946,785
    90+ Days Delinquent                                  39      1,443,776       90+ Days Delinquent         15          411,456

    3-Month Avg Thirty-Day Delinquency Ratio          2.74%                      3-Month Avg Thirty-Day Delinquency Ratio  0.69%
    3-Month Avg Sixty-Day Delinquency Ratio           0.45%                      3-Month Avg Sixty-Day Delinquency Ratio   0.20%

(G) Section 3.05 Repurchases                                          0.00

(I) Class R Distribution Amount                                 850,848.29          Acquisition Loss Amount
    Repossession Profits                                              0.00
                                                                                  Current Month Acquisition Loss Amount   10,344
(J) Principal Balance of Contracts in Repossession              831,007.78        Cumulative Acquisition Loss Amount      10,344

(K) Aggregate Net Liquidation Losses                                  0.00        Current Realized Loss Ratio       0.00%
                                                                                  Cumulative Realized Loss Ratio    0.00%
(L) (x) Class B-2 Formula Distribution Amount                   171,500.00
    (y) Remaining Amount Available                            1,022,348.29
                                                                ----------
    Amount Of (x) Over (y)                                            0.00

(M) Class B-2 Liquidation Loss Amount                                 0.00

(N) Guarantee Payment                                                 0.00

(O) Unadvanced Shortfalls                                             0.00

                                                        No.         $
(P) Units Repossessed                                    13     390,228.01

(Q) Principal Prepayments Paid                                1,740,588.63

(R) Scheduled Principal Payments                                739,778.84

(S) Weighted Average Interest Rate                                  10.05%



                      Computation Of Available Distribution Amount
(i)  Certificate Account Balance At Monthly Cutoff-Vanderbilt                3,811,445.48
     Certificate Account Balance At Monthly Cutoff-Subservicer-21st          2,119,824.14
(ii) Monthly Advance Made                                                            0.00
(iii)Section 5.05 Certificate Fund Income-Vanderbilt                             2,152.23
(iii)Section 5.05 Certificate Fund Income-Subservicer-21st                       2,570.13
(V) Principal Due Holders                                                            0.00
Less:
(i) Scheduled Payments Of Principal And Interest
    Due Subsequent To The Due Period-Vanderbilt                                220,388.93
(i) Scheduled Payments Of Principal And Interest
    Due Subsequent To The Due Period-Subservicer-21st                          166,758.18


(ii) Due To The Servicer Pursuant To Section 6.02:
   (i)   Section 3.05 Purchases (Due Seller)                                         0.00
   (ii)  Reimbursement For Taxes From Liquidation Proceeds                           0.00
   (iii) Monthly Servicing Fee                                                 388,140.38
   (iv)  Reimbursable Liquidation Expenses                                       9,979.17
   (v)   Section 6.04 (C) Reimbursement                                              0.00
   (vi)  Section 8.06 Reimbursement                                                  0.00
   (vii) Amounts Not Required To Be Deposited-Subservicer-21st                       0.00

Total Due Servicer                                                             398,119.55

Available Distribution Amount-Vanderbilt                                     3,195,089.23
Available Distribution Amount-Subservicer-21st                               1,955,636.09

To Class A And B                                                             4,299,877.03

Monthly Excess Cashflow                                                        850,848.29

Weighted Average Remaining Term (Months)                                           228.00

  Scheduled Balance Computation

  Prior Month Balance                                                      372,614,763.69


  Current Balance                                     370,180,005.85
     Adv Principal                                        103,499.98
     Del Principal                                        149,109.61
  Pool Scheduled Balance                                                   370,134,396.22


  Principal Payments In Full                            1,463,714.98
  Partial Prepayments                                     276,873.65

  Scheduled Principal                                     739,778.84

  Collateral Balance                                                       370,180,005.85
